As filed with the Securities and Exchange Commission on May 15, 2025.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form F-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

FIDELIS INSURANCE HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Bermuda		Not Applicable
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)

Fidelis Insurance Holdings Limited
Wellesley House South, 90 Pitts Bay Road
Pembroke
Bermuda HM08
‘+1 (441) 279-2590
(Address and telephone number of Registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
Attention: Mr. Donald J. Puglisi
Telephone: +1 (302) 738-6680
(Name, address, and telephone number of agent for service)

Copies to:
Joseph D. Ferraro
Jennifer Tait
Willkie Farr & Gallagher (UK) LLP
Citypoint, 1 Ropemaker Street
London EC2Y 9AW
United Kingdom
Telephone: +44 20 3580 4700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company	☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
FIDELIS INSURANCE HOLDINGS LIMITED
Common Shares
Preference Securities
Debt Securities
Warrants
Units
Rights to Purchase Common Shares, Preference Securities, Debt Securities or Units
We may offer and sell from time to time, in one or more offerings and on terms that we will determine at the time of each offering, Common Shares, preference securities, debt securities, warrants or units that include any of these securities, or rights to purchase Common Shares, preference securities, debt securities or units. In addition, selling shareholders to be named in a prospectus supplement may offer and sell from time to time securities in such amounts as are set forth in such prospectus supplement. We will not receive any proceeds from any sales of our securities by any selling shareholder to be named in a prospectus supplement.
This prospectus describes the general manner in which we or a selling shareholder may offer any securities using this prospectus. Each time we offer and sell securities, we will provide the specific terms of each offering of securities, including the price and the type and amount of securities to be offered and sold, in a supplement to this prospectus. In addition, in connection with certain offers and sales of securities by the selling shareholders, we and the selling shareholders will provide, if applicable, a prospectus supplement to this prospectus containing specific information about the offering by the selling shareholders and the amounts, prices and terms of the securities being offered. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should read this prospectus and the applicable prospectus supplement carefully before you invest.
We and any selling shareholders may offer and sell these securities directly to purchasers or to or through one or more underwriters, dealers and agents, and on a continuous or delayed basis. If we and any selling shareholders sell securities to or through underwriters, dealers or agents, we will include their names and the fees, commissions and discounts that they will receive, as well as the net proceeds in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. This prospectus may not be used to sell securities unless it is accompanied by the applicable prospectus supplement. The delivery of this prospectus together with a prospectus supplement relating to the offered securities shall not constitute an offer of any other securities covered by this prospectus.
Our Common Shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “FIHL.” On May 15, 2025, the last reported sale price of our Common Shares on NYSE was $17.17 per Common Share.
Investing in our securities involves a high degree of risk. See “Risk Factors” on page 7 of this prospectus and in the applicable prospectus supplement for a discussion of risks that you should consider before you invest in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
Prospectus dated May 15, 2025

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic “shelf” registration statement on Form F-3ASR, that we filed with the Securities and Exchange Commission (“SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under the shelf registration process, we or a selling shareholder may offer and sell from time to time any combination of the securities described in this prospectus in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering.
The rules and regulations of the SEC allow us to omit from this prospectus certain information that is included in the registration statement. For further information about us and our securities, you should review the registration statement and the exhibits filed with the registration statement. In addition, the SEC allows us to incorporate by reference into this prospectus information in the reports and other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those reports and other documents. The information incorporated by reference is considered to be part of this prospectus, and information that we later file with the SEC will automatically update and, where applicable, modify or supersede that information. You may read the registration statement (including its exhibits) and the reports and other documents that we file with the SEC at the SEC’s website, www.sec.gov.
This prospectus provides you with a general description of the securities we and any selling shareholder may offer. Each time we and any selling shareholder offer securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.” To the extent that any information in the prospectus supplement is inconsistent with the information in this prospectus, the information in the prospectus supplement or free writing prospectus, as applicable, will modify or supersede this prospectus.
This prospectus and the applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the applicable prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
You should not assume that the information contained in this prospectus and the applicable prospectus supplement is accurate as of any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct as of any date subsequent to the date of the document incorporated by reference, even though this prospectus and any applicable prospectus supplement is delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
You should rely only on the information contained in this prospectus, in the applicable prospectus supplement and in any documents incorporated by reference into this prospectus and the applicable prospectus supplement. Neither we, nor the selling shareholders, have authorized any salesperson, dealer or other person to provide you with information different from that contained in this prospectus, in the applicable prospectus supplement or in any documents incorporated by reference into this prospectus or the applicable prospectus supplement, and you are not entitled to rely upon any such different information.
Certain Defined Terms
Capitalized terms used and not otherwise defined in this prospectus shall have the meanings ascribed to them in our Annual Report on Form 20-F for the year ended December 31, 2024, as filed with the SEC on March 11, 2025, or as amended by subsequent annual reports on Form 20-F filed by FIHL, each of which is incorporated by reference in this prospectus (as so amended, the “Annual Report”).

Service of Process and Enforcement of Civil Liabilities
We are a Bermuda exempted company. As a result, the rights of holders of our securities will be governed by Bermuda law and our memorandum of association and the Amended and Restated Bye-Laws. The rights of shareholders or holders of our other securities under Bermuda law may differ from the rights of shareholders or holders of other securities of companies incorporated in other jurisdictions. See “Comparison of Shareholder Rights.” We have appointed Puglisi & Associates as our authorized agent upon which the service may be served in the United States in any action which may be instituted against us arising out of or based on this prospectus. Some of our directors and officers are not residents of the United States, and a substantial portion of our assets are located outside the United States. As a result, it may be difficult for investors to effect service of process on those persons in the United States or to enforce in the United States judgments obtained in U.S. courts against us or those persons based on the civil liability provisions of the U.S. securities laws. It is doubtful whether courts in Bermuda will enforce judgments obtained in other jurisdictions, including the United States, against us or our directors or officers under the securities laws of those jurisdictions or entertain actions in Bermuda against us or our directors or officers under the securities laws of other jurisdictions.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, the documents incorporated by reference herein, and related prospectus supplements contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and are intended to qualify for the safe harbor for liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are intended to enhance the reader’s ability to assess our future financial and business performance. These statements are based on the beliefs and assumptions of our management, and are subject to known and unknown risks and uncertainties. Generally, statements that are not about historical facts, including statements concerning our possible or assumed future actions or results of operations, are forward-looking statements. Forward-looking statements include, but are not limited to, statements that represent our beliefs, expectations or estimates concerning future operations, strategies, financial results or performance, financings, investments, acquisitions, expenditures or other developments and anticipated trends and competition in the markets in which we operate.
Forward-looking statements can also be identified by the use of forward-looking terminology such as “may,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “targets,” “potential,” “will,” “can have,” “likely,” “continue,” “expects,” “should,” “could” or similar expressions. Forward looking statements are not guarantees of performance and we caution prospective investors not to rely on them. We qualify all of our forward-looking statements by these cautionary statements, because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change. Actual results or other outcomes could differ materially from those expressed or implied in our forward-looking statements, as a result of several factors, including the following:
•our ability to manage risks associated with macroeconomic conditions including any escalation of the Ukraine Conflict or those in the Middle East, or related sanctions and other geopolitical events globally;
•the recent trend of premium rate hardening and factors likely to drive continued rate hardening or a softening leading to a cyclical downturn of pricing in the (re)insurance industry;
•the impact of inflation (including social inflation) or deflation in relevant economies in which we operate;
•our ability to evaluate and measure our business, prospects and performance metrics and respond accordingly;
•the failure of our risk management policies and procedures to be adequate to identify, monitor and manage risks, which may leave us exposed to unidentified or unanticipated risks;
•any litigation to which we are party being resolved unfavorably to our prior expectations, whether through court decisions or otherwise through effecting settlements (where such settlements are capable of being achieved), based on emerging information, the actions of other parties or any other failure to resolve such litigation favorably;
•the inherent unpredictability of litigation and any related settlement negotiations which may or may not lead to an agreed settlement of particular matters;
•the outcomes of probabilistic models which are based on best estimate assumptions and which can differ from actual results or other emerging information as compared to such assumptions;
•the less developed data and parameter inputs for industry catastrophe models for perils such as wildfires and flood;
•the effect of climate change on our business, including the trend towards increasingly frequent and severe catastrophic events;
•the possibility of greater frequency or severity of claims and loss activity than our underwriting, reserving or investment practices have anticipated;
•the development and pattern of earned and written premiums impacting embedded premium value;
•the reliability of pricing, accumulation and estimated loss models;
•the impact of complex causation and coverage issues associated with attribution of losses;
•the actual development of losses and expenses impacting estimates for claims which arose as a result of loss activity, particularly for events where estimates are preliminary until the development of such reserves based on emerging information over time;
•our ability to successfully implement our long-term strategy and compete successfully with more established competitors and increased competition relating to consolidation in the reinsurance and insurance industries;
•any downgrades, potential downgrades or other negative actions by rating agencies relating to us or our industry;

•changes to our strategic relationship with TFP and our dependence on the Delegated Underwriting Authority Agreements for our underwriting and claims-handling operations;
•our dependence on key executives and ability to attract qualified personnel;
•our dependence on letter of credit facilities that may not be available on commercially acceptable terms;
•our potential inability to pay dividends or distributions in accordance with our current dividend policy, due to changing conditions;
•availability of outwards reinsurance on commercially acceptable terms;
•the recovery of losses and reinstatement premiums from our reinsurance providers;
•our potential need for additional capital in the future and the potential unavailability of such capital to us on favorable terms or at all;
•our dependence on clients’ evaluation of risks associated with such clients’ insurance underwriting;
•the suspension or revocation of our subsidiaries’ insurance licenses;
•our potentially being subject to certain adverse tax or regulatory consequences in the U.S., U.K. or Bermuda;
•risks associated with our investment strategy such as market risk, interest rate risk, currency risk and credit default risk;
•the impact of tax reform and changes in the regulatory environment and the potential for greater regulatory scrutiny of the Group as a result of the outsourcing arrangements;
•heightened risk of cybersecurity incidents and their potential impact on our business;
•risks associated with our use or anticipated use emerging technologies, such as artificial intelligence technologies, including potential legal, regulatory and operational risks;
•operational failures, including the operational risk associated with outsourcing to TFP, failure of information systems or failure to protect the confidentiality of customer information, including by service providers, or losses due to defaults, errors or omissions by third parties and affiliates;
•risks relating to our ability to identify and execute opportunities for growth or our ability to complete transactions as planned or realize the anticipated benefits of our acquisitions or other investments;
•FIHL’s status as a foreign private issuer means that it will be subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company (including, for example, that FIHL is not subject to the reporting obligations established by the U.S. proxy rules);
•our ability to maintain the listing of our common shares on the NYSE or another national securities exchange; and
•the other risks identified in this prospectus, any prospectus supplement, the Annual Report and any other documents incorporated by reference herein.
Consequently, such forward-looking statements should be regarded solely as our current plans, estimates or belief as of the date of this prospectus. We do not intend, and do not undertake, any obligation to update any forward-looking statements to reflect future events or circumstances after the date of this prospectus. Given such limitations, prospective investors should not rely on these forward-looking statements in deciding whether to invest in our securities.
In addition, statements that contain “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus. While we believe that this information provides a reasonable basis for these statements, this information may be limited or incomplete. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.
Prospective investors should review carefully the section captioned “Risk Factors” in this prospectus and the documents incorporated by reference for a more complete discussion of risks and uncertainties relating to an investment in our securities.

THE COMPANY
References to “Fidelis Insurance Group” refer to Fidelis Insurance Holdings Limited (“FIHL”) and its consolidated subsidiaries. Unless otherwise indicated, or the context otherwise requires, references herein to “Fidelis,” “Group,” “we,” “our,” “us,” and other similar references refer to Fidelis Insurance Group. The term “TFP HoldCo” refers to Shelf Holdco II Limited, as parent company of TFP. References to “The Fidelis Partnership” (formerly known as Fidelis MGU) or “TFP” refer to TFP HoldCo and its consolidated subsidiaries.
Our History; Then to Now
Fidelis Insurance Group is a global specialty insurer, leveraging strategic partnerships to offer innovative and tailored insurance solutions. We have a highly diversified portfolio focused on two segments: Insurance and Reinsurance, which we believe allows us to take advantage of the opportunities presented by evolving (re)insurance markets, proactively shift our business mix across market cycles, and produce superior underwriting returns. Headquartered in Bermuda, with subsidiaries located in Ireland and the UK, Fidelis Insurance Group operating companies have an insurer financial strength rating of A from AM Best, A- from S&P and A3 from Moody’s, as of the date of this prospectus.
Fidelis Insurance Group was formed under the principles of a focused, process-driven and disciplined underwriting and risk selection, strong client and broker relationships and nimble capital deployment. Fidelis completed its initial funding and began underwriting business in June 2015 under the direction of an innovative and experienced management team. Currently, Fidelis Insurance Group is led by Mr. Daniel Burrows who has more than 35 years of experience in the insurance industry and is supported by a highly experienced management team that manages the operations of Fidelis Insurance Group based on our founding principles.
On January 3, 2023, the Separation Transactions were completed and two distinct holding companies and businesses were created: FIHL and TFP HoldCo. FIHL, the parent holding company for Fidelis Insurance Group, owns the insurance operating subsidiaries of Fidelis comprised of Fidelis Insurance Bermuda Limited (“FIBL”), Fidelis Underwriting Limited (“FUL”) and Fidelis Insurance Ireland DAC (“FIID”). Fidelis Insurance Group also has its own service company, FIHL (UK) Services Limited, with a branch in Ireland (“FIHL (UK) Services”). TFP HoldCo is the parent holding company for the managing general underwriting platform, The Fidelis Partnership (“TFP”) that carries on origination and underwriting activities on behalf of Fidelis Insurance Group. The underwriting activities of each of the licensed insurance carriers of Fidelis Insurance Group are outsourced to the corresponding operating subsidiaries of TFP on a jurisdictional basis and each of the operating subsidiaries of TFP has delegated underwriting authority to source and bind contracts for and on behalf of Fidelis Insurance Group. On December 20, 2022, FIHL and TFP HoldCo entered into a rolling 10-year framework agreement (the “Framework Agreement”) that governs the ongoing relationship between the two groups of companies.
Following the consummation of the Separation Transactions, FIHL can access the underwriting expertise of TFP while enabling TFP to attract and retain highly sophisticated underwriting talent by allowing them to focus their time and expertise on underwriting activities which we believe has structural benefits for both groups of companies, including increased flexibility to quickly respond to evolving insurance and reinsurance market conditions and to help sustain our strong underwriting results through access to top talent.
Corporate Information
Fidelis Insurance Holdings Limited is a Bermuda incorporated insurance holding company that was established in 2014. Its principal executive office is located at Wellesley House South, 90 Pitts Bay Road, Pembroke, Bermuda, HM08 and our telephone is +1 (441) 279-2590. Our website is www.fidelisinsurance.com. Information contained on, or that can be accessed through, our website is not part of, and is not incorporated by reference into, this prospectus, and prospective investors should not consider information on our website to be part of this prospectus. Its authorized representative and agent for service of process in the United States is Puglisi & Associates of 850 Library Avenue, Suite 204, Newark, Delaware 19711, United States.

RISK FACTORS
Investing in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves a high degree of risk. Prospective investors should carefully consider the risks discussed in the Annual Report, which is incorporated by reference into this prospectus, our other SEC filings that we file with the SEC after the date of this prospectus, all of which are incorporated by reference into this prospectus as well as other information contained in this prospectus and the relevant prospectus supplement, or any free writing prospectus, including the information contained under the heading “Cautionary Note regarding Forward-Looking Statements,” as updated by our subsequent Exchange Act filings before making an investment decision. The risks described therein are not the only ones we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect us in the future. Any of these risks could materially adversely affect our business, prospects, financial condition, results of operations or cash flows and could impact any forward-looking statements. Past financial performance may not be a reliable indicator of future performance and historical results should not be used to anticipate results or trends in future periods. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS
Unless we state otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities described in this prospectus for general corporate purposes. We may provide additional information on the use of net proceeds from the sale of the offered securities in the relevant prospectus supplement relating to such offered securities. We will not receive any proceeds from any sales of our securities by any selling shareholder to be named in a prospectus supplement.

THE SECURITIES THAT WE MAY OFFER
We, directly or through underwriters, dealers or agents designated by us from time to time, may offer, issue and sell, together or separately, an indeterminate amount of:
•our Common Shares, par value $0.01 per Common Share;
•preference securities;
•debt securities;
•warrants to purchase Common Shares, preference securities and / or debt securities;
•units consisting of two or more of the securities described above; or
•rights to purchase Common Shares, preference securities, debt securities or units.
The Common Shares, the preference securities, the debt securities, the warrants, the units, and the rights to purchase Common Shares, preference securities, warrants, debt securities or units collectively are referred to in this prospectus as the “securities.”
We have summarized below the material terms of the various types of securities that may be offered. We will describe in the applicable prospectus supplement the detailed terms of the securities offered by that supplement. If indicated in the prospectus supplement, the terms of the offered securities may differ from the terms summarized below.
This prospectus may not be used to sell our securities unless it is accompanied by the applicable prospectus supplement.

DESCRIPTION OF SHARE CAPITAL
General
As of the date of this prospectus, our authorized share capital consists of 600,000,000 Common Shares, par value $0.01 per Common Share and 1,000,000 Series A Preference Securities, par value $0.01 per share, and there are 109,117,916 of our Common Shares outstanding and 5,835 of our Series A Preference Securities outstanding.
Common Shares
Other than TFP HoldCo’s Allocation Right, described in our Annual Report, our Common Shares have no pre-emptive rights or other rights to subscribe for additional shares, and no rights of redemption, conversion or exchange. Under certain circumstances and subject to the provisions of the Amended and Restated Bye-Laws, FIHL may be required to make an offer to repurchase shares held by shareholders. All of our outstanding Common Shares are fully paid and non-assessable. For additional information regarding certain provisions relating to our Common Shares under the Companies Act and our Amended and Restated Bye-Laws, compared to a Delaware corporation, please see “Comparison of Shareholder Rights.”
Common Share Dividend and Distribution Rights
Under Bermuda law, a company may not declare or pay dividends or make a distribution out of contributed surplus if there are reasonable grounds for believing that: (i) it is, or would after the payment be, unable to pay its liabilities as they become due; or (ii) the realizable value of its assets would thereafter be less than its liabilities. Under the Amended and Restated Bye-Laws, each Common Share is entitled to dividends, as and when dividends are declared by the Board, subject to any preference dividend right of the holders of any preference securities, including our Series A Preference Securities. The boards of directors of the operating subsidiaries have absolute discretion, subject to statutory requirements, regulatory requirements and the terms of our existing indebtedness, to declare dividends at any time. The Board will decide the appropriate use of any funds received by way of dividend from an operating subsidiary, including, possibly, declaration of dividends or share repurchases by FIHL.
Voting Rights
Holders of our Common Shares have one vote for each Common Share held by them and are entitled to vote, on a non-cumulative basis, at all meetings of the shareholders.
Rights Upon Liquidation
In the event of the liquidation, dissolution or winding up of FIHL, the holders of our Common Shares will be entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities, subject to the liquidation preference on any issued and outstanding preference securities, including our Series A Preference Securities.
Variation of Rights
If at any time FIHL has more than one class of shares, the rights attaching to any class, unless otherwise provided for by the terms of issue of the relevant class, may be varied with the approval of the Board and with the consent in writing of the holders of a Simple Majority (as defined in the Amended and Restated Bye-Laws) of that class or with the sanction of a resolution passed by a Simple Majority at a separate general meeting of the holders of the shares of the class at which meeting the necessary quorum will be two persons at least holding or representing by proxy a Simple Majority. The Amended and Restated Bye-Laws specify that the creation or issuance of shares ranking pari passu or senior with existing shares will not, unless expressly provided by the terms of issue of existing shares, vary the rights attached to existing shares.
Preference Securities
From time to time, pursuant to the authority granted under the Amended and Restated Bye-Laws to issue shares up to the amount of authorized share capital, the Board may create and issue one or more series of preference securities namely such preference, deferred or other special rights or such restrictions, whether in regard to dividends, voting, return of capital or otherwise, as may be determined. Such preference securities, upon issuance against full consideration (not less than the par value of such securities) will be fully paid and non-assessable.
As of the date of this prospectus, we have in issue 5,835 of our Series A Preference Securities, which are described in more detail below.

General
The particular rights and preferences of any preference securities will be described in the relevant prospectus supplement and our Memorandum of Association, Amended and Restated Bye-Laws and any applicable certificate of designations applicable to the preference securities.
The relevant prospectus supplement will describe the terms of each class or series of preference securities we may offer, including, to the extent applicable:
•the number of securities to be issued and sold and the distinctive designation thereof;
•the dividend rights of the preference securities, whether dividends will be cumulative and, if so, from which date or dates and the relative rights or priority, if any, of payment of dividends on preference securities and any limitations, restrictions or conditions on the payment of such dividends;
•the voting powers, if any, of the preference securities, equal to or greater than one vote per security, which may include the right to vote, as a class or with other classes, to elect one or more of our directors;
•the terms and conditions (including the price or prices, which may vary under different conditions and at different redemption dates), if any, upon which all or any part of the preference securities may be redeemed, at whose option such a redemption may occur, and any limitations, restrictions or conditions on such redemption;
•the terms, if any, upon which the preference securities will be convertible into or exchangeable for our Common Shares or any other shares of any other class, classes or series;
•the relative amounts, and the relative rights or priority, if any, of payment in respect of preference securities, which the holders of the preference securities will be entitled to receive upon our liquidation, dissolution, winding up, amalgamation, merger or sale of assets;
•the terms, if any, of any purchase, retirement or sinking fund to be provided for the preference securities;
•the restrictions, limitations and conditions, if any, upon the issuance of our indebtedness so long as any preference securities are outstanding;
•any other relative rights, preferences, limitations and powers not inconsistent with applicable law, our Memorandum of Association and the Amended and Restated Bye-Laws; and
•if necessary, a discussion of material U.S. federal income tax considerations or other material tax considerations.
Series A Preference Securities
General
The Series A Preference Securities rank senior to our Common Shares and to any other series of preference securities of FIHL ranking junior in right of payment of dividends and distributions of assets upon liquidation, dissolution or winding up to our Series A Preference Securities (such other shares being “Junior Shares”) and will rank pari passu with each other series of shares ranking on parity with our Series A Preference Securities with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up. The Series A Preference Securities rank after the claims of creditors with respect to amounts upon liquidation, dissolution or winding up. The Board may from time to time create and issue new Junior Shares without the approval of the holders of Series A Preference Securities and fix their relative rights, preferences and limitations.
We are generally able to pay dividends and distributions upon liquidation, dissolution or winding-up only out of lawfully available funds for such payment (i.e., after satisfaction of indebtedness and other non-equity claims).
Our Series A Preference Securities are fully paid and non-assessable. Our Series A Preference Securities are not subject to any sinking fund, retirement fund, purchase fund or other similar provisions.
Dividends on Our Series A Preference Securities
Dividends on our Series A Preference Securities are cumulative from the date of original issuance. Consequently, if the Board does not authorize and declare a dividend for any dividend period, holders of our Series A Preference Securities will be entitled to receive a dividend for such period, and such undeclared dividend will accumulate and will be payable.
Dividends on our Series A Preference Securities are cumulative from the date of original issuance and will be payable in cash when, as and if declared by the Board, quarterly in arrears on the fifteenth day of March, June, September and December of each year (or, if such day is not a business day, the first business day thereafter), commencing September 15, 2015 (each, a “Dividend Payment Date”).

The Board may resolve, for any reason and in its absolute discretion, not to declare or pay in full or in part any dividends on our Series A Preference Securities in respect of one or more dividend periods. Dividends will accumulate in each dividend period from and including the preceding Dividend Payment Date to but excluding the applicable Dividend Payment Date for such dividend period. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payments on our Series A Preference Securities which may be deferred or in arrears.
Dividends accrue (i) from (and including) September 1, 2015 to (but excluding) September 1, 2025 (the “Fixed Rate Period”) at 9.00% of the $10,000 per share liquidation preference per annum (equivalent to $900 per share per annum); and (ii) from (and including) September 1, 2025 (the “Floating Rate Period”), at a floating rate per annum equal to three-month U.S. dollar LIBOR (or such other replacement method) plus 9.773%.
If we have, in the six months prior to any Dividend Payment Date, (a) paid a dividend on our Common Shares or (b) repurchased, retired or otherwise redeemed any of our Common Shares, then the dividend on our Series A Preference Securities payable on such Dividend Payment Date (including, for the avoidance of doubt, any accrued but unpaid dividends) must be declared and paid if the Solvency Condition is met and we have assets legally available therefor (a “Mandatory Dividend”).
We, in consultation with the BMA or any successor group supervisory body, will not declare dividends, including Mandatory Dividends, on any Dividend Payment Date on which the Solvency Condition is not met. The “Solvency Condition” means that FIHL and its consolidated insurance regulatory group must have capital of 125% of the prescribed regulatory minimum on and after any payment.
During the Fixed Rate Period, dividends payable on our Series A Preference Securities are computed on the basis of a 360-day year consisting of twelve 30-day months. During the Floating Rate Period, dividends payable on our Series A Preference Securities will be computed on the basis of actual days elapsed over a year consisting of 365 days.
Liquidation Rights of Our Series A Preference Securities
Upon any voluntary or involuntary liquidation, dissolution or winding-up of FIHL, holders of Series A Preference Securities are entitled to receive out of our assets legally available for distribution to shareholders, after satisfaction of indebtedness and other non-equity claims, if any, a liquidation preference in the amount of $10,000 per share, plus all accrued and unpaid dividends (whether or not earned or declared), if any, to the date fixed for distribution prior to and in preference to holders of our Common Shares and other class or series of our Junior Shares. Holders of our Series A Preference Securities will not be entitled to any other amounts after they have received their full liquidation preference.
In any such distribution, if the assets of FIHL are not sufficient to pay the liquidation preference in full to all holders of Series A Preference Securities, the amounts paid to the holders of Series A Preference Securities will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. If the liquidation preference has been paid in full to all holders of Series A Preference Securities, the holders of any other class of share will be entitled to receive all of its remaining assets according to their respective rights and preferences.
Upon any winding up of FIHL or any of its subsidiaries, no amounts will be paid to the holders of Series A Preference Securities until all obligations of FIHL or the relevant subsidiary (as the case may be) to its policyholders and beneficiaries of policyholders have been met.
A consolidation, amalgamation, merger, arrangement or reconstruction involving FIHL or the sale or transfer of all or substantially all of its shares or the property or business of FIHL will not be deemed to constitute a liquidation, dissolution or winding-up of FIHL.
Redemption of Series A Preference Securities
Under Bermuda law, the source of funds that may be used by a company to pay amounts to shareholders on the redemption of their shares in respect of the nominal or par value of their shares is limited to (i) the capital paid up on the shares being redeemed, (ii) funds of the company otherwise available for payment of dividends or distributions or (iii) the proceeds of a new issuance of shares made for purposes of the redemption, and, in respect of the premium over the nominal or par value of their shares, is limited to (A) funds otherwise available for dividends or distributions or (B) amounts paid out of the company’s share premium account before the redemption date.
Under Bermuda law, no redemption may be made by FIHL if there are reasonable grounds for believing that FIHL is, or would after the payment be, unable to pay its liabilities as they become due. In addition, if the redemption price is to be paid out of funds otherwise available for dividends or distributions, no redemption may be made if the realizable value of its assets would thereby be less than its liabilities.

Mandatory Redemption
On June 15, 2050, subject to the Solvency Condition being met and with the prior approval of the BMA (as applicable), we will redeem our Series A Preference Securities in whole at a redemption price equal to the stated liquidation preference of $10,000 per share, plus accrued and unpaid dividends, if any, as of such date.
Optional Redemption by FIHL
Any optional redemption by FIHL of our Series A Preference Securities is subject to the prior approval of the applicable regulatory authority (which as of the date of this prospectus would be the BMA) and the satisfaction of the Solvency Condition.
At any time prior to December 15, 2025, our Series A Preference Securities will be redeemable at the option of FIHL, in whole at any time or in part from time to time, upon prior written notice in accordance with the certificate of designations, at a redemption price equal to the Make Whole Amount (as defined below) plus accrued and unpaid dividends, if any, to, but excluding, the date of redemption. The “Make Whole Amount” for any redemption date will be equal to the greater of (i) the aggregate liquidation preference of our Series A Preference Securities to be redeemed and (ii) the sum of the present values of the aggregate liquidation preference of our Series A Preference Securities to be redeemed and the remaining scheduled payments of dividends on our Series A Preference Securities to be redeemed up to but excluding December 15, 2025 (not including any portion of such payments of dividends accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the U.S. Treasury Rate plus 0.5%.
On and after December 15, 2025, our Series A Preference Securities will be redeemable at the option of FIHL, in whole or in part, upon prior written notice in accordance with the certificate of designations, at a redemption price equal to $10,000 per share, plus accrued and unpaid dividends, if any, to, but excluding, the date fixed for redemption.
Series A Preference Securities Director Appointment Rights
Observer Rights
If the Net Worth (as defined below) is less than 75% of the Total Capitalization (as defined below) (such 75% being the “Observer Capitalization Threshold”), the holders of Series A Preference Securities, acting as a separate class, will have the right to appoint one observer to the Board (the “OCT Appointment Right”). The term of office of such observer appointed pursuant to the OCT Appointment Right will terminate if (i) the Net Worth is equal to or greater than the Observer Capitalization Threshold or (ii) upon the appointment by the holders of Series A Preference Securities, acting as a separate class, of a director pursuant to the DCT Appointment Right (as defined below).
“Net Worth” means, as of the date of determination, the consolidated shareholders’ equity of FIHL as determined on a pro forma basis (as described below) by the Board, acting in good faith and based on the most recently prepared condensed, consolidated annual audited or unaudited quarterly financial statement prepared in accordance with International Financial Reporting Standards or U.S. GAAP (such statements being “Annual or Quarterly Financial Statements”).
“Total Capitalization” means, as of the date of determination, the sum of (i) the Net Worth and (ii) the aggregate principal amount of all outstanding indebtedness of FIHL for borrowed money and the aggregate liquidation preference of all outstanding Series A Preference Securities as determined on a pro forma basis (as described below) by the Board, acting in good faith and based on the most recently prepared Annual or Quarterly Financial Statements.
If FIHL incurs, assumes, redeems, defeases, retires or extinguishes any indebtedness, or issues, redeems or repurchases any Series A Preference Securities or Common Shares subsequent to the date of the most recently prepared Annual or Quarterly Financial Statements for which the Net Worth and the Total Capitalization are being calculated, then the Net Worth and the Total Capitalization will be calculated to give effect to such incurrence, assumption, redemption, defeasance, retirement or extinguishment of indebtedness, or such issuance, redemption or repurchase of Series A Preference Securities or Common Shares, as if the same had occurred prior to such date.
Director Rights
The holders of our Series A Preference Securities may appoint their representative directors to the Board (the “Additional Directors”) in the following circumstances:
(1)if the Net Worth is less than 71% of the Total Capitalization (such 71% being the “Director Capitalization Threshold”) and has not been increased to be equal to or greater than 71% within 90 days, the holders of our Series A Preference Securities, acting as a separate class, will have the right to appoint two directors to the Board (each, a “DCT Additional Director”) (the “DCT Appointment Right”). The term of office of each DCT Additional Director will terminate if the Net Worth is equal to or greater than the Director Capitalization Threshold and the number of directors constituting the Board will automatically be reduced accordingly.

(2)in the event that dividends on our Series A Preference Securities are not paid in full on four Dividend Payment Dates, whether or not declared and whether or not consecutive, the holders of our Series A Preference Securities, acting as a class with any other holders of our Series A Preference Securities that did not receive dividends for four dividend periods, ranking on a parity with our Series A Preference Securities with respect to dividends, liquidation and voting (the “Parity Shares”), will have the right to appoint two directors to the Board (each, a “Nonpayment Additional Director”). The terms of office of such Nonpayment Additional Director will terminate when FIHL has paid or set aside for payment full dividends in arrears for our Series A Preference Securities and such Parity Shares for the current dividend period, and the number of directors constituting the Board will automatically be reduced accordingly.
Maximum Directors
Notwithstanding the rights of the holders of Series A Preference Securities to appoint two DTC Additional Directors and two Nonpayment Additional Directors, the maximum number of Additional Directors that the holders of Series A Preference Securities shall be entitled to appoint to the Board shall be two Additional Directors at any given time. The rights of the holders of Series A Preference Securities to appoint any director shall be subject to the prior approval of the applicable regulatory authority to the extent any such approval is required.
Rights in the Event of a Change of Control
Subject to prior approval of the applicable regulatory authority, in the event of a Change of Control (as defined below), unless FIHL has exercised its right to redeem our Series A Preference Securities, FIHL will be required to send a change of control notice and each holder of our Series A Preference Securities will have the right to convert immediately prior to the Change of Control (to the extent practicable) some or all of our Series A Preference Securities held by such holder into Common Shares (recognized as being at least equivalent regulatory capital and of equal status to our Series A Preference Securities) based on the conversion ratio prescribed in the certificate of designations in respect of our Series A Preference Securities.
“Change of Control” means:
(1)any sale, lease, exclusive license, transfer or other disposition of all or substantially all of the assets of:
(a)FIHL; or
(b)FIHL and its subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than to FIHL, any of its subsidiaries or a permitted parent (“Person”); or
(2)any transaction (including a sale of shares, merger or consolidation in which FIHL issues shares of its share capital) in which another Person becomes the beneficial owner of, and the holders of FIHL’s outstanding share capital immediately before such transaction cease to beneficially own, shares representing more than 50% of the voting power (i.e., all classes of equity interests normally entitled to vote in the election of directors or all interests in FIHL with the ability to control the management or actions of FIHL) of FIHL (or the continuing or surviving entity of such transaction) as of immediately following the consummation of the transaction;
provided, however, that an initial public offering or listing, including our 2023 initial public offering, will not constitute a Change of Control for the purposes of this definition.
Other Series A Preference Securities Rights
Senior Capital Issuances
We may issue a class or series of shares or any other securities convertible or exchangeable into equity securities of FIHL ranking on a parity with or senior to our Series A Preference Securities in liquidation preference, voting or dividends, or any debt securities, whether senior or subordinated (“New Securities”); provided that (a) the issuances of such New Securities is part of a bona fide third-party financing and (b) the holders of more than 50% of the combined voting power of our Series A Preference Securities affirmatively consent to the issuance of any New Securities that (x) have a maturity on or prior to December 15, 2025, or an interest step-up or similar provision, which would incentivize FIHL to redeem, repurchase or otherwise repay the New Securities on or prior to December 15, 2025, or (y) would result in Common Shares and the Junior Shares representing in the aggregate less than 75% of the Total Capitalization. For the avoidance of doubt, nothing will prevent FIHL from raising Tier 1 capital (as prescribed by the applicable regulatory authority).
Series A Preference Securities Voting Rights
The holders of our Series A Preference Securities have no voting rights, except:
(1)in respect of certain fundamental changes that will require the approval of the holders of a majority of our outstanding Series A Preference Securities, voting together as a class. Such fundamental changes include, without limitation: (i) any amendment of any provision of the memorandum of association of FIHL or the Amended and Restated Bye-Laws affecting a change in the rights, preferences or privileges of our Series A Preference Securities; or (ii) any interested party transaction, unless approved by a majority of the Board (including a majority of disinterested Directors); and
(2)on any matters on which holders of otherwise non-voting shares are entitled to vote pursuant to the Companies Act.
Consent Right
For so long as any Series A Preference Securities are issued and outstanding, in addition to any other vote or consent of shareholders required by law or by the Amended and Restated Bye-Laws, the sanction of a resolution passed by the holders of more than 50% of the combined voting power of the issued and outstanding Series A Preference Securities voting as a separate class, at which a quorum (consisting of the presence, in person or by proxy, of the holders of 50% of the Series A Preference Securities) is present will be necessary for effecting or validating any issuance of New Securities that (a) have a maturity on or prior to December 15, 2025, or an interest step-up or similar provision that would incentivize FIHL to redeem, repurchase or otherwise repay the New Securities on or prior to December 15, 2025, or (b) would result in the Net Worth being less than 75% of the Total Capitalization.
Certain Provisions of the Amended and Restated Bye-Laws
Certain provisions of the Amended and Restated Bye-Laws may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in its best interest, including an attempt that might result in such shareholder’s receipt of a premium over the market price for his or her Common Shares. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with the Board, which could result in an improvement of such persons’ terms.
Number of Directors
The Amended and Restated Bye-Laws provide that the Board shall have not fewer than five directors and not more than fifteen directors with the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a simple majority of the Board.
The Amended and Restated Common Shareholders Agreement entitles the Founders to nominate representative directors to the Board, so long as they each beneficially own a specified minimum percentage of our Common Shares. Each Founder is entitled to nominate its representative director to the Board for so long such Founder, together with its Shareholder Affiliate Transferees (as defined below), beneficially owns at least 7.5% of the Common Shares. TFP HoldCo is also entitled to nominate its representative director to the Board for so long as TFP HoldCo, together with its Shareholder Affiliate Transferees, beneficially owns at least 50% of the TFP HoldCo Initial Shares.
“Shareholder Affiliate Transferees” means, with respect any Founder or TFP HoldCo, (i) its affiliates, including any person that has a common general partner, managing member, investment manager or governing body with any such Founder or TFP HoldCo or the funds which own such Founder or TFP HoldCo, and (ii) any general or limited partner or member of such Founder or TFP HoldCo or any of its affiliates and any corporation, partnership or other entity that is an affiliate of such general or limited partner or member, so long as such person remains an affiliate thereof; provided, that, CVC’s Shareholder Affiliate Transferees do not include (a) any portfolio company of CVC or any of its affiliated investment funds or (b) CVC Credit Partners LP and any of its subsidiaries.
The holders of our Series A Preference Securities also have the right to elect directors to the Board under certain circumstances. See “—Preference Securities—Series A Preference Securities Director Appointment Rights—Director Rights” above for further detail.
In accordance with the terms of the Amended and Restated Bye-Laws, the Board is divided into three classes, designated Class I, Class II and Class III, with members of each class serving staggered three-year terms. Each director will serve for a term ending on the date of our third annual general meeting next following the annual general meeting at which such director was elected; provided that directors initially designated as Class I directors will serve for an initial term ending on the date of our first annual general meeting next following the annual general meeting at which such directors were elected, directors initially designated as Class II directors will serve for an initial term ending on our second annual general meeting next following the annual general meeting at which such directors were elected; and directors initially designated as Class III directors will serve for an initial term ending on our third annual general meeting next following the annual general meeting at which such directors were elected.
Our classified Board prevents shareholders from electing an entirely new board at an annual general meeting and could have the effect of delaying or discouraging an acquisition of FIHL or a change in management. The classified board will be in place until the annual general meeting occurring in 2030, following which, all of the directors shall be of one class and shall serve for a term ending at the next following annual general meeting.

Removal of Directors
Shareholders representing 80% of the Total Voting Power may, at any general meeting convened and held for such purpose in accordance with the Amended and Restated Bye-Laws, remove a director for certain specified causes, including but not limited to indictment by a court and willful and material failure or refusal to perform his or her duties as a director.
Notice of any such meeting convened for the purpose of removing a director must contain a statement of the intention so to do and be served on such director not less than sixty days before the meeting and at such meeting such director will be entitled to be heard on the motion for such director’s removal.
Shareholder Advance Notice Procedures
Notice of an annual general meeting and special general meeting must be given to shareholders at least five days before the date of such meeting, stating the date, place and time at which the meeting is to be held and business to be conducted at the meeting, including, for annual general meetings, the election of directors.
A general meeting may be called on shorter notice provided that (i) in the case of an annual general meeting, with the agreement of all of the shareholders entitled to attend and vote at such meeting and (ii) in the case of a special general meeting, with the agreement of a majority in number of the shareholders entitled to attend and vote at such meeting, together holding not less than 95% in nominal value of the shares entitled to be voted at such meeting.
Failure to provide notice of a general meeting to any person entitled to receive notice will invalidate the proceedings conducted at such meeting. The Amended and Restated Bye-Laws contain detailed provisions setting out the manner in which a notice of a general meeting must be served effectively on the shareholders.
Amendments to the Amended and Restated Bye-Laws
The Amended and Restated Bye-Laws provide that no Bye-Law may be rescinded, altered or amended and no new Bye-Law can be made, save in accordance with the Companies Act, unless a resolution is approved by a simple majority of the shareholders, provided that any rescission, alteration or amendment to bye-laws conferring special rights upon each of the Founders and TFP HoldCo, shall require the prior consent of each of the Founders and TFP HoldCo for so long as they each beneficially own a specified minimum percentage of our Common Shares or they have a designated director serving on the Board.
Meetings of Shareholders
Annual General Meetings
An annual general meeting will be held in each year at such time and place as the Board determines, unless FIHL elects to dispense with the holding of annual general meetings in accordance with the Companies Act.
Special General Meetings
The Board may convene a special general meeting whenever in its judgment such a meeting is necessary and in accordance with the advance notice provisions.
Requisitioned General Meetings
Shareholders holding not less than 10% of the paid-up share capital of FIHL carrying the right to vote at general meetings may requisition the Board to convene a special general meeting in accordance with the provisions of the Companies Act and in accordance with the advance notice provisions set out in the Amended and Restated Bye-Laws.

DESCRIPTION OF DEBT SECURITIES
The following is a general description of the terms of debt securities we may issue from time to time unless we provide otherwise in the applicable prospectus supplement. Because this section is a summary, it does not describe every aspect of any debt securities we may issue or the indenture governing any such debt securities. Particular terms of any debt securities we offer will be described in the prospectus supplement relating to such debt securities, and we urge you to read the applicable executed indenture, which will be filed with the SEC at the time of any offering of debt securities, because it, and not this description, will define the rights of holders of such debt securities.
As required by U.S. federal law for all bonds and notes of companies that are publicly offered, any debt securities we issue will be governed by a document called an “indenture,” the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. We have summarized the general features of the debt securities to be governed by the indenture. The summary is not complete. An indenture is a contract between us and a financial institution acting as trustee on behalf of the holders of the debt securities, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce holders’ rights against us if we default. There are some limitations on the extent to which the trustee acts on holders’ behalf, described in the second paragraph under “—Events of Default.” Second, the trustee performs certain administrative duties, such as sending interest and principal payments to holders.
A prospectus supplement will describe the particular terms of any series of debt securities we may issue, including some or all of the following:
•the title, ranking and designation of the series of debt securities;
•the total principal amount of the series of debt securities, the denominations in which the offered debt securities will be issued and whether the offering may be reopened for additional securities of that series and on what terms;
•the date or dates on which principal will be payable;
•the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;
•the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;
•the terms for redemption, extension or early repayment, if any;
•the currencies in which the series of debt securities are issued and payable;
•whether the amount of payments of principal, interest or premium, if any, on a series of debt securities will be determined with reference to an index, formula or other method and how these amounts will be determined;
•the place or places of payment, transfer, conversion and/or exchange of the debt securities;
•the provision for any sinking fund;
•any restrictive covenants;
•events of default;
•the denominations of the debt securities;
•the currency or currencies in which the debt securities will be denominated;
•if the debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for such global security or securities;
•any provisions for legal defeasance or covenant defeasance;
•whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);
•any provisions for convertibility or exchangeability of the debt securities into or for any other securities;
•whether the debt securities are subject to subordination and the terms of such subordination;
•any listing of the debt securities on any securities exchange;
•if applicable, a discussion of certain U.S. federal income tax considerations, including those related to original issue discount, if applicable; and
•any other material terms.

The debt securities may be secured or unsecured obligations. Unless the prospectus supplement states otherwise, principal, interest and premium, if any, will be paid by us in immediately available funds.
General
The indenture may provide that any debt securities proposed to be sold under this prospectus and the applicable prospectus supplement relating to such debt securities (“offered debt securities”) and any debt securities issuable upon conversion or exchange of other offered securities (“underlying debt securities”) may be issued under the indenture in one or more series.
For purposes of this prospectus, any reference to the payment of principal of, or interest or premium, if any, on, debt securities will include additional amounts if required by the terms of the debt securities.
Debt securities issued under an indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities.” The indenture may also provide that there may be more than one trustee thereunder, each with respect to one or more different series of securities issued thereunder. See “—Resignation of Trustee” below. At a time when two or more trustees are acting under an indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under an indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under an indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.
Unless otherwise described in a prospectus supplement relating to any debt securities, the indenture may not contain any provisions that would limit us to incur indebtedness.
We refer you to the applicable prospectus supplement relating to any debt securities we may issue from time to time for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection, that will be applicable with respect to such debt securities.
We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.
Conversion and Exchange
If any debt securities are convertible into or exchangeable for other securities, the related prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.
Payment and Paying Agents
We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, often approximately two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”
Original Issue Discount
The debt securities may be issued as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount and may for various other reasons be considered to have original issue discount for U.S. federal income tax purposes. In general, original issue discount is included in the income of holders on a yield-to-maturity basis. Accordingly, depending on the terms of the debt securities, holders may be required to include amounts in income prior to the receipt thereof. Special U.S. federal income tax and other considerations applicable to original issue discount securities, if material, will be described in the related prospectus supplement.

Events of Default
Holders of debt securities of any series will have rights if an Event of Default occurs in respect of the debt securities of such series and is not cured, as described later in this subsection. The term “Event of Default” in respect of the debt securities of any series means any of the following:
•we do not pay the principal of, or any premium on, a debt security of the series on its due date;
•we do not pay interest on a debt security of the series within 30 days of its due date;
•we remain in breach of a covenant in respect of debt securities of the series for 90 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of debt securities of the series;
•certain events of bankruptcy, insolvency or reorganization occur (subject in each case to an applicable cure period, if any); and
•any other Event of Default occurs in respect of debt securities of the series described in the prospectus supplement.
An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium or interest, if it considers the withholding of notice to be in the best interests of the holders.
Remedies if an Event of Default Occurs
If an Event of Default has occurred and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the debt securities of the affected series if the default is cured or waived and certain other conditions are satisfied.
Except in cases of default, where the trustee has some special duties, the trustee typically is not required to take any action under an indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances.
Before a holder is allowed to bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to any debt securities, the following must occur:
•the holder must give the trustee written notice that an Event of Default has occurred and remains uncured;
•the holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;
•the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and
•the holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice during that 60-day period.
However, a holder is entitled at any time to bring a lawsuit for the payment of money due on its debt securities on or after the due date. Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default.
Waiver of Default
The holders of a majority in principal amount of the relevant series of debt securities may waive a default for all such series of debt securities. If this happens, the default will be treated as if it had not occurred. No one can waive a payment default on a holder’s debt security, however, without the holder’s approval.

Merger or Consolidation
Under the terms of an indenture, we may be permitted to consolidate or merge with another entity. We may also be permitted to sell all or substantially all of our assets to another entity. However, typically we may not take any of these actions unless all the following conditions are met:
•if we do not survive such transaction or we convey, transfer or lease our properties and assets substantially as an entirety, the acquiring company must be a corporation, limited liability company, partnership or trust, or other corporate form, organized under the laws of any state of the United States or the District of Columbia, Bermuda, or any country, which is, on the date of the indenture, a member of the Organization of Economic Co-operation and Development or the European Union, and such company must agree to be legally responsible for our debt securities, and, if not already subject to the jurisdiction of any state of the United States or the District of Columbia, Bermuda, or any country, which is, on the date of the indenture, a member of the Organization of Economic Co-operation and Development or the European Union, the new company must submit to such jurisdiction for all purposes with respect to the debt securities and appoint an agent for service of process;
•alternatively, we must be the surviving company;
•immediately after the transaction there would be no default in performance of any comment or condition;
•we must deliver certain certificates and documents to the trustee; and
•we must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.
Modification or Waiver
There are three types of changes we may make to an indenture and the debt securities issued thereunder.
Changes Requiring Approval
First, there are changes that we cannot make to debt securities without specific approval of all of the holders. The following is a list of the types of changes that may require specific approval:
•extend the stated maturity of a debt security;
•reduce any the principal of or rate of interest due on a debt security;
•reduce the amount of principal payable upon acceleration of the maturity of a security following a default;
•at any time after a change of control has occurred, reduce any premium payable upon a change of control;
•change the place or currency of payment on a debt security (except as otherwise described in the prospectus or prospectus supplement);
•impair the right of holders to sue for payment;
•reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture; and
•change any obligation we have to pay additional amounts.
Changes Not Requiring Approval
The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the out standing debt securities in any material respect, including the addition of covenants and guarantees. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.
Changes Requiring Majority Approval
Any other change to the indenture and the debt securities may require the following approval:
•if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series; and
•if the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

The holders of a majority in principal amount of all of the series of debt securities issued under an indenture, voting together as one class for this purpose, may waive our compliance obligations with respect to some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “—Modification or Waiver—Changes Requiring Approval.”
Further Details Concerning Voting
We generally will be entitled to set any day not more than 60 days or less than five days prior to the proposed date of such vote as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within 11 months following the record date.
Book-entry and other indirect holders will need to consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.
Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “—Defeasance—Legal Defeasance.”
Covenant Defeasance and Defeasance
The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and legal defeasance will not be applicable to that series.
Covenant Defeasance
We can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, the holders would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay holders’ debt securities. If applicable, a holder also would be released from the subordination provisions described under “Indenture Provision—Subordination” below. In order to achieve covenant defeasance, we must do the following:
•If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;
•We may be required to deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity; and
•We must deliver to the trustee certain documentation stating that all conditions precedent to covenant defeasance have been complied with.
If we accomplish covenant defeasance, holders can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, holders may not be able to obtain payment of the shortfall.
Defeasance
As described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “defeasance”), (1) if there is a change in U.S. federal tax law that allows us to effect the release without causing the holders to be taxed any differently than if the release had not occurred, and (2) if we put in place the following other arrangements for holders to be repaid:
•If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;
•We may be required to deliver to the trustee a legal opinion confirming that there has been a change in current U.S. federal tax law or an Internal Revenue Service ruling that allows us to make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity. Under current U.S.federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid each holder its share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for its debt securities and holders would recognize gain or loss on the debt securities at the time of the deposit; and
•We must deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to legal defeasance have been complied with.
If we ever did accomplish legal defeasance, as described above, holders would have to rely solely on the trust deposit for repayment of the debt securities. Holders could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If applicable, holders would also be released from the subordination provisions described later under “—Indenture Provisions—Subordination.”
Resignation of Trustee
Each trustee may resign or be removed with respect to one or more series of indenture securities. Upon receiving such notice of resignation, we must promptly appoint a successor trustee, provided that a successor trustee is appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.
Indenture Provisions - Subordination
Debt securities may be our subordinated obligations as specified in a supplement to this prospectus. Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all Senior Indebtedness (defined below), but our obligation to holders to make payment of the principal of (and premium, if any) and interest on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), interest or sinking fund, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), interest and sinking fund, if any, on Senior Indebtedness has been made or duly provided for in money or money’s worth.
In the event that, notwithstanding the foregoing, any payment from us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities before all Senior Indebtedness is paid in full, the payment or distribution must be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of such subordinated debt securities.
By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities. The related indenture will provide that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.
“Senior Indebtedness” will be defined in an applicable indenture as the principal of (and premium, if any) and unpaid interest on:
•our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed (other than indenture securities issued under the indenture and denominated as subordinated debt securities), unless in the instrument creating or evidencing the same or under which the same is outstanding it is provided that this indebtedness is not senior or prior in right of payment to the subordinated debt securities; and
•renewals, extensions, modifications and refinancings of any of such indebtedness.
The prospectus supplement accompanying any series of indenture securities denominated as subordinated debt securities will set forth the approximate amount of our Senior Indebtedness outstanding as of a recent date.
Trustee
We intend to name the indenture trustee for each series of indenture securities in the related prospectus supplement.
Certain Considerations Relating to Foreign Currencies
Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

Governing Law
Unless otherwise specified in the applicable prospectus supplement, the indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of our Common Shares, preference securities or debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. If a series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent, we will so specify in the applicable prospectus supplement. The following summary of the material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the warrants and any warrant agreement applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement, as well as the complete warrants and warrant agreements that contain the terms of the warrants.
The material terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:
•the number of Common Shares or preference securities purchasable upon the exercise of warrants to purchase such securities and the price at which such number of securities may be purchased upon such exercise;
•a summary of the designation and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preference securities purchasable upon exercise of warrants to purchase preference securities as set forth in the certificate of designation for such series of preference securities;
•the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;
•the date, if any, on and after which the warrants and the related debt securities, preference securities or Common Shares will be separately transferable;
•the terms of any rights to redeem or call the warrants;
•the date on which the right to exercise the warrants will commence and the date on which the right will expire;
•if necessary, a discussion of material U.S. federal income tax consequences or other material tax consequences applicable to the warrants; and
•any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.
Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of Common Shares of or preference securities at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase Common Shares or preference securities are exercised, the holders of the warrants will not have any rights of holders of the underlying Common Shares or preference securities, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the Common Shares or preference securities, if any.
Warrant agreements will not generally be qualified as indentures, and warrant agents will not generally be required to qualify as trustees, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement may not have the protection of the Trust Indenture Act with respect to their warrants.

In the case of any warrants issued under warrant agreements that are not qualified as indentures under the Trust Indenture Act, each warrant agent will act solely as our agent in connection with the issuance and exercise of the applicable warrants and will not assume any obligation or relationship of agency or trust for or with any registered holder of or owner of a beneficial interest in any warrant. A warrant agent will not be obligated to take any action on behalf of those holders or owners to protect their rights under the warrants.

Unless otherwise stated in the prospectus supplement or supplements, the warrants and each warrant agreement will be governed by New York law.

DESCRIPTION OF UNITS
We may issue units consisting of any combination of Common Shares, preference securities, debt securities or warrants to purchase Common Shares, preference securities or debt securities offered under this prospectus in one or more series. We may elect to evidence each series of units by unit certificates that we will issue under a separate unit agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms, and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
•the title of the series of units;
•identification and description of the separate constituent securities comprising the units;
•the price or prices at which the units will be issued;
•the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•if applicable, a discussion of certain material U.S. federal income tax considerations or other materials tax consequences applicable to the units; and
•any other material terms of the units and their constituent securities.

DESCRIPTIONS OF RIGHTS
The following is a general description of the terms of the rights we may issue from time to time unless we provide otherwise in the applicable prospectus supplement. Particular terms of any rights we offer will be described in the prospectus supplement relating to such rights.
General
We may issue rights to purchase Common Shares, preference securities, debt securities or units. Rights may be issued independently or together with other securities and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our shareholders, we may enter into a standby underwriting, backstop or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to our shareholders, we would distribute certificates evidencing the rights and a prospectus supplement to our shareholders on or about the record date that we set for receiving rights in such rights offering.
The applicable prospectus supplement will describe the following terms of any rights we may issue, including some or all of the following:
•the title and aggregate number of the rights;
•the subscription price or a formula for the determination of the subscription price for the rights and the currency or currencies in which the subscription price may be payable;
•if applicable, the designation and terms of the securities with which the rights are issued and the number of rights issued with each such security or each principal amount of such security;
•the number or a formula for the determination of the number of the rights issued to each security holder;
•the extent to which the rights are transferable;
•in the case of rights to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one right;
•in the case of rights to purchase Common Shares or preference securities, the type and number of securities purchasable upon exercise of one right;
•the date on which the right to exercise the rights will commence, and the date on which the rights will expire (subject to any extension);
•if applicable, the minimum or maximum amount of the rights that may be exercised at any one time;
•the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;
•if applicable, the procedures for adjusting the subscription price and number of Common Shares or preference securities purchasable upon the exercise of each right upon the occurrence of certain events, including stock splits, reverse stock splits, combinations, subdivisions or reclassifications of Common Shares or preference securities;
•the effect on the rights of any merger, consolidation, sale or other disposition of our business;
•the terms of any rights to redeem or call the rights;
•information with respect to book-entry procedures, if any;
•the terms of the securities issuable upon exercise of the rights;
•if applicable, the material terms of any standby underwriting, backstop or other purchase arrangement that we may enter into in connection with the rights offering;
•if applicable, a discussion of certain material U.S. federal income tax or other material tax considerations; and
•any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights.
Exercise of Rights
Each right will entitle the holder to purchase for cash or other consideration such number or principal amount of securities at the subscription price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised as set forth in the applicable prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date set forth in the prospectus supplement relating to the rights offered thereby. After the close of business on the expiration date, unexercised rights will become void.
Upon receipt of payment and a subscription certificate properly completed and duly executed at the corporate trust office of the subscription agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the rights represented by such subscription certificate are exercised, a new subscription certificate will be issued for the remaining rights. If we so indicate in the applicable prospectus supplement, holders of the rights may surrender securities as all or part of the exercise price for rights.
We may determine to offer any unsubscribed offered securities directly to shareholders, persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting, backstop or other arrangements, as set forth in the applicable prospectus supplement.
Prior to exercising their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon subscription, including, in the case of rights to purchase Common Shares or preference securities, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights or, in the case of rights to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

COMPARISON OF SHAREHOLDER RIGHTS
Prospective investors should be aware that the Bermuda Companies Act 1981 (the “Companies Act”), which applies to us, differs in certain material respects from laws generally applicable to U.S. companies incorporated in the State of Delaware and their shareholders. The following is a summary of certain significant differences between the Companies Act (including modifications adopted pursuant to our Amended and Restated Bye-Laws) and Bermuda common law applicable to us and our shareholders, on the one hand, and the provisions of the Delaware General Corporation Law applicable to U.S. companies organized under the laws of Delaware and their shareholders, on the other hand.
Duties of Directors
The Companies Act authorizes the directors of a company, subject to its bye-laws, to exercise all powers of the company except those that are required by the Companies Act or the company’s bye-laws to be exercised by the shareholders of the company. Our Amended and Restated Bye-Laws provide that our business is to be managed and conducted by the Board. In accordance with Bermuda common law, members of a board of directors owe a fiduciary duty to the company to act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. This duty includes the following essential elements:
•a duty to act in good faith in the best interests of the company;
•a duty not to make a personal profit from opportunities that arise from the office of director;
•a duty to avoid situations in which there is an actual or potential conflict between a personal interest or the duties owed; and
•a duty to exercise powers for the purpose for which such powers were intended.
The Companies Act imposes a duty on directors and officers of a Bermuda company:
•to act honestly and in good faith with a view to the best interests of the company; and
•to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.
The Companies Act also imposes various duties on directors and officers of a company with respect to certain matters of management and administration of such company.
Under Bermuda law, directors and officers generally owe fiduciary duties to the company itself, not to the company’s individual shareholders or members, creditors, or any class of shareholders, members or creditors. Our shareholders may not have a direct cause of action against our directors.
Under Delaware law, the business and affairs of a company are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the company and a fiduciary duty of loyalty to act in the best interests of its shareholders. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the company. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the company and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the company. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the company.
Interested Directors
Bermuda law provides that a transaction entered into by us in which a director has an interest will not be voidable by us and such director will not be liable to us for any profit realized pursuant to such transaction as a result of such interest, provided that the nature of the interest is disclosed at the first opportunity, either at a meeting of directors or in writing to the directors. While we are not aware of any Bermuda case law on the meaning of “first opportunity,” a Bermuda court will likely employ a practical interpretation of those words.
Subject to the NYSE rules and applicable U.S. securities laws, our Amended and Restated Bye-Laws do not require directors to recuse themselves from any discussion or decision involving any contract or proposed contract or arrangement in which the director is directly or indirectly interested so long as the nature of the interest is disclosed, and such director may be counted in the quorum for such meeting, unless the Board by resolution of a simple majority of the Board (which vote shall exclude the interested director) requires the director to abstain from any vote on the conflicted matter.

Under Delaware law, such transaction would not be voidable if: (i) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors; (ii) such material facts are disclosed or are known to the shareholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote on the matter; or (iii) the transaction is fair as to the company as of the time it is authorized, approved or ratified. Under Delaware law, such interested director could be held liable for a transaction in which such director derived an improper personal benefit.
Voting Rights and Quorum Requirements
Under Bermuda law, the voting rights of our shareholders are regulated by our Amended and Restated Bye-Laws and, in certain circumstances, the Companies Act. Generally, except as otherwise provided in the Amended and Restated Bye-Laws or the Companies Act, any action or resolution requiring approval of the shareholders may be passed by a simple majority of the shareholders. Any individual who is our shareholder and who is present at a meeting may vote in person, as may any corporate shareholder that is represented by a duly authorized representative at a meeting of shareholders. Our Amended and Restated Bye-Laws also permit attendance at general meetings by proxy, provided that the instrument appointing the proxy is in the form specified in the Amended and Restated Bye-Laws or such other form as the Board may determine.
Holders of the Common Shares have one vote for each Common Share held by them and are entitled to vote at all meetings of the shareholders.
In the event of the liquidation, dissolution or winding up of FIHL, the holders of the Common Shares will be entitled to share equally and ratably in our assets, if any, remaining after the payment of all our debts and liabilities, subject to the liquidation preference on any issued and outstanding preference securities, including our Series A Preference Securities.
If at any time, FIHL has more than one class of shares, the rights attaching to any class, unless otherwise provided for by the terms of issue of the relevant class, may be varied with the approval of the Board and with the consent in writing of the holders of a Simple Majority (as defined in the Amended and Restated Bye-Laws) of that class or with the sanction of a resolution passed by a Simple Majority at a separate general meeting of the holders of the shares of the class at which meeting the necessary quorum will be two persons at least holding or representing by proxy a Simple Majority. The Amended and Restated Bye-Laws specify that the creation or issuance of shares ranking pari passu or senior with existing shares will not, unless expressly provided by the terms of issue of existing shares, vary the rights attached to existing shares.
Under Delaware law, unless otherwise provided in a company’s certificate of incorporation, each shareholder is entitled to one vote for each share of stock held by the shareholder. Delaware law provides that unless otherwise provided in a company’s certificate of incorporation or bylaws, a majority of the shares entitled to vote, present in person or represented by proxy, constitutes a quorum at a meeting of shareholders. In matters other than the election of directors, with the exception of special voting requirements related to extraordinary transactions, and unless otherwise provided in a company’s certificate of incorporation or bylaws, the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at a meeting in which a quorum is present is required for shareholder action, and the affirmative vote of a plurality of shares present in person or represented by proxy and entitled to vote at the meeting is required for the election of directors.
Amalgamations, Mergers and Similar Arrangements
The amalgamation or merger of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation or merger agreement to be approved by the company’s board of directors and by its shareholders. Unless the company’s bye-laws provide otherwise, the approval of 75% of the shareholders voting at such meeting is required to approve the amalgamation or merger agreement, and the quorum for such meeting must be two persons holding or representing more than one-third of the issued shares of the company.
Under Bermuda law, in the event of an amalgamation or merger of a Bermuda company with another company or corporation, a shareholder of the Bermuda company who did not vote in favor of the amalgamation or merger and is not satisfied that fair value has been offered for such shareholder’s shares may, within one month of notice of the shareholders meeting, apply to the Supreme Court of Bermuda to appraise the fair value of those shares.
Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the issued and outstanding shares entitled to vote on such transaction. A shareholder of a company participating in certain merger and consolidation transactions may, under certain circumstances, be entitled to appraisal rights, such as having a court determine the fair value of the stock or requiring the company to pay such value in cash. However, such appraisal right is not available to shareholders if the stock received in such transaction is listed on a national securities exchange, including the NYSE.

Acquisitions
Under Bermuda law, an acquiring party is generally able to acquire compulsorily the common shares of minority holders of a company in the following ways:
•By a procedure under the Companies Act known as a “scheme of arrangement.” The Companies Act enables the Supreme Court of Bermuda to approve a scheme of arrangement between a company and its shareholders or any class of shareholders. If the requisite majority (being a majority in number of shareholders representing 75% in value) agrees to the acquisition of their shares pursuant to the terms of the scheme, and the Supreme Court sanctions the scheme, the remaining shares can be compulsorily acquired. Schemes may provide for the target’s shares to be either transferred or cancelled, but unlike a transfer scheme, a cancellation scheme requires the company to pass a solvency test. In either case, dissenting shareholders do not have express statutory appraisal rights although shareholders have a right to appear at the hearing, and the Supreme Court will only sanction a scheme if the Supreme Court is satisfied that the scheme is fair. Shares owned by the acquirer can be voted to approve the scheme, but the Supreme Court will be concerned to see that the shareholders approving the scheme are fairly representative of the general body of shareholders.
•If the acquiring party is a company, by acquiring pursuant to a tender offer 90% of the shares or class of shares not already owned by, or by a nominee for, the acquiring party (the “offeror”), or any of its subsidiaries. If an offeror has, within four months after the making of an offer for all the shares or class of shares not owned by, or by a nominee for, the offeror, or any of its subsidiaries, obtained the approval of the holders of 90% or more of all the shares to which the offer relates, the offeror may, at any time within two months beginning with the date on which the approval was obtained, by notice compulsorily acquire the shares of any non-tendering shareholder on the same terms as the original offer unless the Supreme Court of Bermuda (on application made within a one-month period from the date of the offeror’s notice of its intention to acquire such shares) orders otherwise.
•Where the acquiring party or parties hold not less than 95% of the shares or a class of shares of the company, by acquiring, pursuant to a notice given to the remaining shareholders or class of shareholders, the shares of such remaining shareholders or class of shareholders. When this notice is given, the acquiring party is entitled and bound to acquire the shares of the remaining shareholders on the terms set out in the notice, unless a remaining shareholder, within one month of receiving such notice, applies to the Supreme Court of Bermuda for an appraisal of the value of their shares. This provision only applies where the acquiring party offers the same terms to all holders of shares whose shares are being acquired.
Delaware law provides that a parent corporation, by resolution of its board of directors and without any shareholder vote, may merge with any subsidiary of which it owns at least 90% of each class of its capital stock. Upon any such merger, and in the event the parent corporation does not own all of the stock of the subsidiary, dissenting shareholders of the subsidiary are entitled to certain appraisal rights. Delaware law also provides, subject to certain exceptions, that if a person acquires 15% of voting stock of a company, the person is an “interested shareholder” and may not engage in “business combinations” with the company for a period of three years from the time the person acquired 15% or more of voting stock.
Dissenters’ Rights of Appraisal
Under Bermuda law, in the event of an amalgamation or merger of a Bermuda company with another company or corporation, a shareholder of the Bermuda company who did not vote in favor of the amalgamation or merger and who is not satisfied that fair value has been offered for such shareholder’s shares may, within one month of notice of the shareholders’ meeting, apply to the Supreme Court of Bermuda to appraise the fair value of those shares. Under Bermuda law, each share of an amalgamating or merging company carries the right to vote in respect of an amalgamation or merger whether or not it otherwise carries the right to vote.
In addition, any minority shareholder receiving notice that the holders of 95% or more of a company’s shares or class of shares intend to compulsorily acquire the minority shareholder’s shares may, within one month of receiving the notice, apply to the Supreme Court of Bermuda to appraise the value of the shares.
Appraisal rights are available under Delaware law for any class or series of common shares of a corporation in a merger or consolidation, subject to limited exceptions, such as a merger or consolidation of corporations listed on a national securities exchange in which listed stock is the offered consideration.
Shareholders’ Suits
Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or illegal, or would result in the violation of the company’s memorandum of association or bye-laws.

Furthermore, consideration would be given by a Bermuda court to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company’s shareholders than that which actually approved it.
Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.
Indemnification of Directors and Officers
Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to Section 281 of the Companies Act. Section 98 of the Companies Act further provides that a company may advance moneys to an officer or auditor for the costs, charges and expenses incurred by the officer or auditor in defending any civil or criminal proceedings against them, on condition that the officer or auditor shall repay the advance if any allegation of fraud or dishonesty is proved against them.
We have adopted provisions in our Amended and Restated Bye-Laws that provide that we shall indemnify our officers and directors in respect of their actions and omissions except in respect of fraud or dishonesty. Pursuant to our Amended and Restated Bye-Laws, our shareholders have agreed to waive any claim or right of action such shareholder may have, whether individually or by or in our right, against any director or officer on account of any action taken by such director or officer, or the failure of such director or officer to take any action in the performance of his or her duties with or for us or any of our subsidiaries, provided that such waiver does not extend to any matter in respect of any fraud or dishonesty in relation to us which may attach to such director or officer.
Under Delaware law, a corporation may include in its certificate of incorporation a provision that, subject to the limitations described below, eliminates or limits director liability to the corporation or its shareholders for monetary damages for breaches of their fiduciary duty of care. Under Delaware law, a director’s liability cannot be eliminated or limited for: (i) breaches of the duty of loyalty; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) the payment of unlawful dividends or expenditure of funds for unlawful stock purchases or redemptions; or (iv) transactions from which such director derived an improper personal benefit.
Delaware law provides that a corporation may indemnify a director, officer, employee or agent of the corporation against any liability or expenses incurred in any civil, criminal, administrative or investigative proceeding if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful, except that in any action brought by or in the right of the corporation, such indemnification may be made only for expenses (not judgments or amounts paid in settlement) and may not be made even for expenses if the officer, director or other person is adjudged liable to the corporation (unless otherwise determined by the court). In addition, under Delaware law, to the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to above, he or she must be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by that party. Furthermore, under Delaware law, a corporation is permitted to maintain directors’ and officers’ insurance.
Meeting of Shareholders
The Companies Act requires an annual meeting of shareholders unless waived by resolution of shareholders. Our Amended and Restated Bye-Laws provide that, subject to an election made by us in accordance with the Companies Act to dispense with the holding of annual general meetings, an annual general meeting will be held in each year at such time and place as the Board determines.
Under our Amended and Restated Bye-Laws, a special general meeting of shareholders may be held when the Board, in its judgment, decides such a meeting is necessary. In addition, the Board shall, on the requisition of shareholders holding at the date of the deposit of the requisition not less than 10% of our paid-up share capital, forthwith proceed to convene a special general meeting and the provisions of the Companies Act shall apply.
Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bylaws to call a special meeting of shareholders.
Notice of Shareholder Meetings
Bermuda law and our Amended and Restated Bye-Laws require that notice of an annual general meeting and special general meeting must be given to each shareholder entitled to attend and vote thereat at least five days before the date of such meeting, stating the date, place and time at which the meeting is to be held and business to be conducted at the meeting, including, for annual general meetings, the election of directors.
A general meeting shall, notwithstanding that it is called on shorter notice than that specified in the Amended and Restated Bye-Laws, be deemed to have been properly called provided that (i) in the case of an annual general meeting, with the agreement of all of the shareholders entitled to attend and vote at such meeting and (ii) in the case of a special general meeting, with the agreement of a majority in number of the shareholders entitled to attend and vote at such meeting, together holding not less than 95% in nominal value of the shares entitled to be voted at such meeting.
The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings conducted at such meeting. The Amended and Restated Bye-Laws contain detailed provisions setting out the manner in which a notice of a general meeting must be served effectively on the shareholders.
Under Delaware law, a company is generally required to give written notice of any meeting not less than ten days or more than sixty days before the date of the meeting to each shareholder entitled to vote at the meeting.
Dividends and Other Distributions
Under Bermuda law, a company may not declare or pay a dividend, or make a distribution out of contributed surplus, if there are reasonable grounds for believing that (i) it is, or would after the payment be, unable to pay its liabilities as they become due; or (ii) the realizable value of its assets would thereafter be less than its liabilities. “Contributed surplus” is defined for purposes of Section 54 of the Companies Act to include the proceeds arising from donated shares, credits resulting from the redemption or conversion of shares at less than the amount set up as nominal capital, and donations of cash and other assets to the company.
Under Delaware law, subject to any restrictions contained in the company’s certificate of incorporation, a company may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. Delaware law also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.
Inspection of Corporate Records
Members of the general public have the right to inspect our public documents available at the office of the Registrar of Companies in Bermuda.
These documents include our memorandum of association and any charges on our assets. Our shareholders have the additional right to inspect our Amended and Restated Bye-Laws, minutes of general meetings and audited financial statements, all of which must be presented to the annual general meeting of shareholders.
The register of members of a company is also open to inspection by shareholders and members of the general public without charge. The register of members is required to be open for inspection for not less than two hours in any business day (subject to the ability of a company to close the register of members for not more than 30 days in a year). A company is required to maintain its share register in Bermuda but may, subject to the provisions of the Companies Act, establish a branch register outside of Bermuda. A company is required to keep at its registered office a register of directors and officers and a list of its directors must be filed with the Registrar of Companies where it will be available for public inspection. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.
Delaware law requires that a company, within ten days before a meeting of shareholders, prepare and make available a complete list of shareholders entitled to vote at the meeting. This list must be open to the examination of any shareholder for any purpose relating to the meeting for a period of at least ten days prior to the meeting, either on a reasonably accessible electronic network or during ordinary business hours at the principal place of business of the company. Delaware law also permits a shareholder to inspect the company’s books and records if the shareholder can establish that he or she is a shareholder of the company, that the shareholder has complied with Delaware law with respect to the form and manner of making demand for inspection of corporate records, and that the inspection by the shareholder is for a proper purpose.
Shareholder Proposals
Under Bermuda law, upon the requisition in writing of such number of shareholders as is hereinafter specified and at their own expense (unless the company otherwise resolves), the company will be required to: (i) give notice to all shareholders entitled to receive notice of the annual general meeting of any resolution which may properly be moved and is intended to be moved at the next annual general meeting; and/or (ii) circulate to all shareholders entitled to receive notice of any general meeting a statement of not more than one thousand words with respect to the matter referred to in any proposed resolution or any business to be conducted at such general meeting. The number of shareholders necessary for a requisition under the foregoing sentence is (x) either any number of shareholders representing not less than 1/20th of the total voting rights of all members having at the date of the requisition a right to vote at that meeting to which the requisition relates; or (y) not less than one hundred shareholders.
Delaware law does not include a provision restricting the manner in which nominations for directors may be made by shareholders or the manner in which business may be brought before a meeting, although restrictions may be included in a Delaware corporation’s certificate of incorporation or bylaws.
Amendment of Memorandum of Association/Certificate of Incorporation
Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given. Certain amendments to the memorandum of association may require approval of the Bermuda Minister of Finance, who may grant or withhold approval at his or her discretion.
Under Bermuda law, the holders of an aggregate of not less than 20% in par value of a company’s issued share capital have the right to apply to the Bermuda courts for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company’s share capital as provided in the Companies Act. When such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for an annulment of an amendment of the memorandum of association must be made within 21 days after the date on which the resolution altering the company’s memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their designees as such holders may appoint in writing for such purpose. No application may be made by the shareholders voting in favor of the amendment.
Under Delaware law, amendment of the certificate of incorporation, which is the equivalent of a memorandum of association, of a company must be made by a resolution of the board of directors setting forth the amendment, declaring its advisability, and either calling a special meeting of the shareholders entitled to vote or directing that the proposed amendment be considered at the next annual meeting of the shareholders. Delaware law requires that, unless a greater percentage is provided for in the certificate of incorporation, a majority of the outstanding voting power of the corporation is required to approve the amendment of the certificate of incorporation at the shareholders’ meeting. If the amendment would alter the number of authorized shares or par value or otherwise adversely affect the powers, preferences or special rights of any class of a company’s stock, the holders of the issued and outstanding shares of such affected class, regardless of whether such holders are entitled to vote by the certificate of incorporation, are entitled to vote as a class upon the proposed amendment. However, the number of authorized shares of any class may be increased or decreased, to the extent not falling below the number of shares then outstanding, by the affirmative vote of the holders of a majority of the stock entitled to vote, if so provided in the company’s original certificate of incorporation.
Amendment of Bye-Laws
Our Amended and Restated Bye-Laws provide that the Amended and Restated Bye-Laws may be amended upon a resolution approved by a simple majority of the Board and by a resolution approved by a simple majority of the shareholders, provided that any rescission, alteration or amendment to bye-laws conferring special rights on each of the Founders and TFP HoldCo shall require the prior consent of each of the Founders and TFP HoldCo for so long as they each beneficially own a specified minimum percentage of our Common Shares or they have a designated director serving on the Board.
Under Delaware law, unless the certificate of incorporation or bylaws provide for a different vote, holders of a majority of the voting power of a corporation and, if so provided in the certificate of incorporation, the directors of the corporation have the power to adopt, amend and repeal the bylaws of a corporation.
Dissolution
Under Bermuda law, a solvent company may be wound up by way of a shareholders’ voluntary liquidation. Prior to the company entering liquidation, a majority of the directors are each required to make a statutory declaration, which states that the directors have made a full inquiry into the affairs of the company and have formed the opinion that the company will be able to pay its debts within a period of 12 months of the commencement of the winding-up and must file the statutory declaration with the Registrar of Companies in Bermuda. The general meeting is required to be convened primarily for the purposes of passing a resolution that the company be wound up voluntarily and appointing a liquidator. The winding-up of the company is deemed to commence at the time of the passing of the resolution.
Under Delaware law, a corporation may voluntarily dissolve (i) if a majority of the board of directors adopts a resolution to that effect and the holders of a majority of the issued and outstanding shares entitled to vote thereon vote for such dissolution; or (ii) if all shareholders entitled to vote thereon consent in writing to such dissolution.

SELLING SHAREHOLDERS
We may register securities covered by this prospectus for re-offers and resales by any selling shareholders to be named in a prospectus supplement. Because we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act, we may add secondary sales of securities by any selling shareholders by filing a prospectus supplement with the SEC. We may register these securities to permit selling shareholders to resell their securities when they deem appropriate. A selling shareholder may resell all, a portion or none of their securities at any time and from time to time. We may register those securities for sale through an underwriter or other plan of distribution as set forth in a prospectus supplement. See “Plan of Distribution.” Selling shareholders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We may pay all expenses incurred with respect to the registration of the securities owned by the selling shareholder, other than underwriting fees, discounts or commissions, which will be borne by the selling shareholder. We will provide you with a prospectus supplement naming the selling shareholder, the amount of securities to be registered and sold and other terms of the securities being sold by a selling shareholder.

PLAN FOR DISTRIBUTION
We and any selling shareholders may sell the securities covered by this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.
Each time that we and any selling shareholders sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.
Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.
If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be described in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
Any Common Shares issued by us will be traded on NYSE unless we specify otherwise in the prospectus supplement, but any other securities may or may not be publicly traded or listed on a recognized securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market may be discontinued at any time.
If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.
We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon, as applicable, by our principal legal advisors in the United States and United Kingdom, Willkie Farr & Gallagher (UK) LLP, located at CityPoint, 1 Ropemaker Street, EC2Y 9AW London, United Kingdom and our principal legal advisors in Bermuda, Conyers Dill & Pearman Limited, located at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the relevant prospectus supplement.

EXPERTS
The consolidated financial statements of Fidelis Insurance Holdings Limited as of December 31, 2024 and 2023 and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein in reliance upon the reports of KPMG Audit Limited, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG Audit Limited audits and reports on financial statements of Fidelis Insurance Holdings Limited issued at future dates, and consents to the use of its report thereon, such financial statements also will be incorporated by reference herein in reliance upon its report and said authority.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of an automatic “shelf” registration statement on Form F-3ASR that we have filed with the SEC, including exhibits, schedules and amendments thereto, of which this prospectus is a part, under the Securities Act with respect to the securities covered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement or the documents incorporated by reference herein and therein. For further information with respect to our company and the securities covered by this prospectus, reference is made to the registration statement, including the exhibits and schedules thereto and the documents incorporated by reference herein and therein. You should rely only on the information contained in this prospectus, relevant prospectus supplements, or incorporated by reference herein or therein.
Statements contained in this prospectus and the documents incorporated by reference herein and therein as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus and the documents incorporated by reference herein and therein is qualified in all respects by the exhibit to which the reference relates.
We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and periodic reports on Form 6-K. Our SEC filings, including our registration statement, our annual and periodic reports and other information, are available, free of charge, on the SEC’s website, www.sec.gov.
We also maintain a website at www.fidelisinsurance.com. We will make the information filed with or furnished to the SEC available free of charge through our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on, or accessible through our website is not incorporated by reference into and does not constitute a part of this prospectus or any other report or documents we file with or furnish to the SEC. We have included these website addresses in this prospectus solely as inactive textual references.
As a foreign private issuer, we are exempt under the Exchange Act from the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus contain important information that you should read about us and the information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We incorporate by reference into this prospectus the following documents or information that we have filed with the SEC:
•our Annual Report on Form 20-F for the year ended December 31, 2024, as filed with the SEC on March 11, 2025 (SEC File No. 001-41731);
•our registration statement on Form 8-A, filed with the SEC on June 28, 2023 (SEC File No. 333-271270) pursuant to Section 12(b) of the Exchange Act, and any subsequent amendment or report filed for the purpose of updating such description;
•our Current Report on Form 6-K, as filed with the SEC on May 15, 2025 (only our Unaudited Consolidated Financial Statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations for the three months ended March 31, 2025, contained in Exhibit 99.1); and
•any future filings on Form 20-F made with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus, and any future reports on Form 6-K furnished to the SEC during that period that are identified in those forms as being incorporated by reference into this prospectus.
You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: Fidelis Insurance Holdings Limited, Attn: Investor Relations, Wellesley House South, 90 Pitts Bay Road, Pembroke, Bermuda HM08. Our telephone number is +1 (441) 279-2590.

FIDELIS INSURANCE HOLDINGS LIMITED

Common Shares
Preference Securities
Debt Securities
Warrants
Units
Rights to Purchase Common Shares, Preference Securities, Debt Securities or Units

PROSPECTUS

Dated May 15, 2025

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8. Indemnification of Directors and Officers
To the extent permitted by the Companies Act, we are empowered to indemnify our directors against any liability they incur by reason of their directorship and we have entered into such an indemnification agreement with directors, a form of which is filed as an exhibit to this registration statement. We maintain directors’ and officers’ insurance to insure such persons against certain liabilities.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.
Item 9. Exhibits.
The exhibits of the registration statement are listed in the Exhibit Index to this registration statement and are incorporated by reference herein.

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement (Common Shares)
1.2*	Form of Underwriting Agreement (Preference Securities)
1.3*	Form of Underwriting Agreement (Debt Securities)
1.4*	Form of Underwriting Agreement (Warrants)
1.5*	Form of Underwriting Agreement (Units)
1.6*	Form of Underwriting Agreement (Rights to Purchase Common Shares, Preference Securities, Debt Securities or Units)
3.1	Memorandum of Association of the Registrant (incorporated by reference to Exhibit 1.1 to the Company’s Annual Report on Form 20-F, filed with the SEC on March 11, 2025)
3.2	Amended and Restated Bye-laws of the Registrant (incorporated by reference to Exhibit 1.2 to the Company’s Annual Report on Form 20-F, filed with the SEC on March 11, 2025)
4.1	Form of Senior Indenture between the Registrant and The Bank of New York Mellon, as trustee (filed herewith)
4.2	Form of Subordinated Indenture between the Registrant and The Bank of New York Mellon, as trustee (filed herewith)
4.3	Form of Junior Subordinated Indenture between the Registrant and The Bank of New York Mellon, as trustee (filed herewith)
4.4*	Form of Warrant Certificate
4.5*	Form of Warrant Agreement
4.6*	Form of Certificate of Designations with respect to any Preference Securities and the related form of Preference Security certificate
4.7*	Form of Debt Security
4.8*	Form of Unit Agreement
4.9*	Form of Unit Certificate
4.10*	Form of Rights Certificate
5.1	Opinion of Conyers Dill & Pearman Limited, as to the validity of our Common Shares and preference securities (filed herewith)
5.2	Opinion of Willkie Farr & Gallagher (UK) LLP, as to the validity of the debt securities, warrants, units and rights (filed herewith)
10.1
Common Shareholder Registration Rights Agreement, dated as of June 9, 2015, by and among the Registrant and certain shareholders of the Registrant (incorporated by reference to Exhibit 3.6 to the Company’s Annual Report on Form 20-F, filed with the SEC on March 11, 2025)

10.2
First Amendment to the Common Shareholder Registration Rights Agreement, dated as of November 25, 2019, by and among the Registrant and certain shareholders of the Registrant (incorporated by reference to Exhibit 3.7 to the Company’s Annual Report on Form 20-F, filed with the SEC on March 11, 2025)

10.3
Second Amendment to the Common Shareholder Registration Rights Agreement, dated as of February 3, 2020, by and among the Registrant and certain shareholders of the Registrant (incorporated by reference to Exhibit 3.8 to the Company’s Annual Report on Form 20-F, filed with the SEC on March 11, 2025)

10.4
Third Amendment to the Common Shareholder Registration Rights Agreement, dated as of July 13, 2021, by and among the Registrant and certain shareholders of the Registrant (incorporated by reference to Exhibit 3.9 to the Company’s Annual Report on Form 20-F, filed with the SEC on March 11, 2025)

10.5	Amended and Restated Common Shareholders Agreement (incorporated by reference to Exhibit 3.5 to the Company’s Annual Report on Form 20-F, filed with the SEC on March 11, 2025)
23.1	Consent of KPMG Audit Limited, independent registered public accounting firm (filed herewith)
23.2	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1)
23.3	Consent of Willkie Farr & Gallagher (UK) LLP (included in Exhibit 5.2)
24.1	Power of Attorney (included in signature page hereto)
25.1	Statement of Eligibility of The Bank of New York Mellon, as trustee, for Form of Senior Indenture on Form T-1 under the Trust Indenture Act of 1939, as amended (filed herewith)
25.2	Statement of Eligibility of The Bank of New York Mellon, as trustee, for Form of Subordinated Indenture on Form T-1 under the Trust Indenture Act of 1939, as amended (filed herewith)
25.3	Statement of Eligibility of The Bank of New York Mellon, as trustee, for Form of Junior Subordinated Indenture on Form T-1 under the Trust Indenture Act of 1939, as amended (filed herewith)
107	Filing Fee Table (filed herewith)
__________________
* If applicable, to be filed subsequent to the effectiveness of this registration statement as an (1) amendment to this registration statement or (2) exhibit to a Current Report on Form 6-K and incorporated herein by reference.

Item 10. Undertakings.
The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (1)(ii), and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.
Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.
(5)    That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;
(iii)    the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and
(iv)    any other communication that is an offer in the offering made by the registrant to the purchaser.
(7)    That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(8)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on this 15th day of May 2025.
FIDELIS INSURANCE HOLDINGS LIMITED

By:    /s/ Daniel Burrows
    Name: Daniel Burrows
    Title: Group Chief Executive Officer and Executive Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Allan Decleir, Daniel Burrows and Janice Weidenborner, each acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form F-3, or other appropriate form, and all amendments thereto, including post-effective amendments, of Fidelis Insurance Holdings Limited, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Daniel Burrows
Name: Daniel Burrows
Title: Group Chief Executive Officer and Executive Director
Date: May 15, 2025

/s/ Allan Decleir
Name: Allan Decleir
Title: Group Chief Financial Officer and Executive Director
Date: May 15, 2025

/s/ Matthew J. Adams
Name: Matthew J. Adams
Title: Director
Date: May 15, 2025

/s/ Daniel Brand
Name: Daniel Brand
Title: Director
Date: May 15, 2025

/s/ Charles Collis
Name: Charles Collis
Title: Director
Date: May 15, 2025

/s/ Christine Dandridge
Name: Christine Dandridge
Title: Director
Date: May 15, 2025

/s/ Cathy Iberg
Name: Cathy Iberg
Title: Director
Date: May 15, 2025

/s/ Daniel Kilpatrick
Name: Daniel Kilpatrick
Title: Director
Date: May 15, 2025

/s/ Dana LaForge
Name: Dana LaForge
Title: Director
Date: May 15, 2025

/s/ Helena Morrissey
Name: Helena Morrissey
Title: Director
Date: May 15, 2025

Name: Hinal Patel
Title: Director
Date: —

AUTHORIZED REPRESENTATIVE
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Fidelis Insurance Holdings Limited, has signed this registration statement in the City of Newark, State of Delaware, on this 15th day of May 2025.

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative